UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 13, 2018

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180

Orlando, Florida 32835

(Address of principal executive offices, including zip code)

(407) 722-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 13, 2018, Hilton Grand Vacations Inc. (the “Company”), HNA Tourism Group Co., Ltd. (“HNA”) and HNA HLT Holdco I LLC (“HNA Holdco”), a wholly-owned subsidiary of HNA, entered into a Master Amendment and Option Agreement (the “Master Amendment and Option Agreement”) to (a) make certain amendments to the Stockholders Agreement, dated as of October 24, 2016, by and between the Company and HNA (the “Stockholders Agreement”), and that certain Registration Rights Agreement, dated as of October 24, 2016, between the Company and HNA (the “Registration Rights Agreement”), (b) set forth the terms pursuant to which HNA Holdco would propose to engage in a public offering to sell all of the shares of the Company’s common stock that it owns, and (c) provide the Company the option to repurchase up to a certain number of shares of its common stock from HNA Holdco in connection with such registered public offering. As of the date of execution of the Master Amendment and Option Agreement, HNA Holdco held approximately 24,750,000 shares of the Company’s common stock, representing approximately 25% of the outstanding shares of the Company’s common stock and, pursuant to the Stockholders Agreement, had designated two directors to the Company’s Board of Directors (the “Board”). These amendments and terms are more fully described below.

Amendment to the Stockholders Agreement

The Master Amendment and Option Agreement amends the Stockholders Agreement to, among other things, permit the sale by HNA Holdco of up to all 24,750,000 shares of the Company’s common stock that it owns in one or more underwritten offerings prior to the expiration of the two-year restricted period originally contained in the Stockholders Agreement. The Master Amendment and Option Agreement also amends the Stockholders Agreement effective upon the closing of the first underwritten public secondary offering of the Company’s common stock held by HNA or its affiliates (the “First Public Offering”) to, among other things, eliminate HNA’s right to designate directors to the Board and require HNA Holdco to vote all of its shares in favor of persons nominated by the Board, and to vote all of its shares in excess of 5% of the Company’s total outstanding shares in the same proportion as the shares owned by other stockholders are voted on all matters. Prior to such amendment, HNA Holdco could vote its shares proportionately to other votes cast with respect to elections of directors, and was required to vote all of its shares in excess of 15% of the Company’s total outstanding shares of common stock in the same proportion as the shares owned by other stockholders are voted on all matters.

Amendment to the Registration Rights Agreement

The Master Amendment and Option Agreement amends the Registration Rights Agreement to, among other things, provide that HNA has customary “demand” registration rights effective March 13, 2018. Prior to such amendment, HNA’s “demand” registration rights did not become effective until March 15, 2019 (the “Original Registration Rights Effective Date”). The Master Amendment and Option Agreement requires HNA to pay all expenses incurred under the Registration Rights Agreement for registrations or offerings occurring prior to the Original Registration Rights Effective Date, including fees and expenses related to the Company’s legal counsel, accounting and tax advisors, and other matters in connection with the First Public Offering and related transactions or arrangements. Specifically, the parties have agreed that the total amount of such fees and expenses to be reimbursed by HNA to HGV will be $4.857 million for the First Public Offering.

In addition, the Master Amendment and Option Agreement amends the Registration Rights Agreement to provide that if a request for registration involves an underwritten offering prior to the Original Registration Rights Effective Date, the Company will determine the plan of distribution, HNA will determine the pricing of the offering, and the Company and HNA will jointly select the investment banks to be engaged in the offering. The Master Amendment and Option Agreement also amends the Registration Rights Agreement to provide that, to the extent the registration involves an underwritten offering, the closing of such underwritten offering will be conditioned upon (i) the receipt by the Company’s tax counsel of an officer’s certificate from HNA and any affiliate of HNA acting as a selling stockholder in such offering (the “HNA Rep Letter”) containing representations necessary for such tax counsel to deliver an opinion to Hilton Worldwide Holdings Inc. (“Hilton”) to the effect that the Company can take such requested actions without adversely affecting the tax-free status of the Company’s spin-off from Hilton and related transactions (the “Spin-off”) and the receipt and reasonable acceptance of such opinion by Hilton and (ii) receipt by Hilton of a letter agreement related to the correctness of the representations in the HNA Rep Letter and cooperation by HNA with any audit, examination, proposed adjustment or inquiry or other proceeding concerning the tax treatment of the Spin-off (such condition, the “Tax Opinion and Audit Cooperation Condition”).

Option to Repurchase Shares

Pursuant to the Master Amendment and Option Agreement, HNA and HNA Holdco granted the Company a right, but not the obligation, to repurchase up to 4,340,000 shares of the Company’s common stock held by HNA Holdco (the “Repurchase”) in connection with the first underwritten public secondary offering of common stock by HNA at a price per share equal to (i) the public offering price per share in the First Public Offering minus (ii) the underwriting discount and commissions per share in the First Public Offering. The closing of the First Public Offering and the Repurchase, if any, are conditioned upon the satisfaction of the Tax Opinion and Audit Cooperation Condition.

The Master Amendment and Option Agreement, the permitted sale by HNA of up to all of the 24,750,000 shares of the Company’s common stock prior to the Original Registration Rights Effective Date, the Repurchase, and related arrangements and transactions were reviewed and recommended to the Board by a transaction committee of the Board comprised of independent directors who are not affiliated with HNA or HNA Holdco. Upon the recommendation by the transaction committee, the disinterested members of the Board approved such transactions.

The description of the Master Amendment and Option Agreement is qualified in its entirety by reference to the full text of the Master Amendment and Option Agreement, filed as Exhibit 10.1 hereto, and the terms thereof are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2018, Mr. Kenneth Tai Lun Wong, a director designated by HNA to the Board pursuant to the Stockholders Agreement, resigned, such resignation to be effective upon the closing of the First Public Offering. In addition, HNA has requested that Mr. Yasheng Huang, the independent director designated by HNA to the Board pursuant to the Stockholders Agreement, resign from the Board, such resignation to be effective upon the closing of the First Public Offering.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 10.1	Master Amendment and Option Agreement, by and among the Company, HNA Tourism Group Co., Ltd. and HNA HLT Holdco I, LLC, dated as of March 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, Chief Legal Officer and Secretary

Date: March 13, 2018